EZCORP Reports Third Quarter Fiscal 2023 Results
Record Pawn Loans Outstanding and Third Quarter Merchandise Sales Drive Strong Revenue and Earnings Growth
Austin, Texas (August 2, 2023) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its third quarter ended June 30, 2023.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP") and comparisons shown are to the same period in the prior year.
THIRD QUARTER HIGHLIGHTS
•Pawn loans outstanding (PLO) up 12% to $229.4 million.
•Total revenue increased 19%, and gross profit increased 15%.
•Merchandise sales gross margin remains within our targeted range at 36%.
•Net income increased $6.0 million to $18.2 million.
•Diluted earnings per share of $0.24, up from $0.17. On an adjusted basis1, diluted earnings per share of $0.20, compared to $0.16.
•Return on earning assets (ROEA) remains strong at 161%.
CEO COMMENTARY AND OUTLOOK

Lachie Given, Chief Executive Officer, stated, "As a result of our team's persistent pursuit of operational excellence, we achieved record PLO and third quarter revenue and merchandise sales, driving another quarter of robust operating results for our stakeholders.

"We grew our store footprint, opening 13 de novo stores during the quarter. Twelve of the new stores are in Latin America, with five in Mexico, taking our store count there to 540, and seven in Guatemala, expanding our market leadership there to 110 stores. In Las Vegas, we opened an additional Max Pawn luxury store, giving us three luxury pawn stores in that market.

"Our EZ+ Rewards loyalty program has grown to 3.3 million members, an 18% increase over the previous quarter. We continue to implement strategies to win and retain customers and drive customer engagement, enhancing their experience through targeted EZ+ marketing, moving payments online, and improving our retail showrooms. In the local communities we serve, we continue to provide a unique and essential service to our customers, focusing on meeting our customers' immediate cash needs with pawn loans and purchases, while providing outstanding value-for-money, offering a broad array of second-hand goods and a more sustainable way to shop.

"We delivered another strong quarter of operating and financial results through our commitment to People, Pawn, and Passion. Team recruitment, retention, rewards and recognition remain focal points, as we employ the most passionate, productive, and tenured team in the industry. Investing in our people and technology to grow our customer base and improve the customer experience continues to be a successful formula for us in driving excellent financial and operating results for our shareholders," Given concluded.

CONSOLIDATED RESULTS

Three Months Ended June 30	As Reported		Adjusted[1]
in millions, except per share amounts	2023	2022	2023	2022

Total revenues	$255.8	$215.8	$249.5	$215.8
Gross profit	$148.8	$129.5	$145.5	$129.5
Income before tax	$21.3	$13.1	$18.3	$14.8
Net income	$18.2	$12.2	$14.6	$11.0
Diluted earnings per share	$0.24	$0.17	$0.20	$0.16
EBITDA (non-GAAP measure)	$30.2	$23.3	$27.0	$25.1

•Diluted earnings per share of $0.24, up from $0.17. On an adjusted basis, diluted earnings per share of $0.20, up from $0.16.
•Income before taxes was $21.3 million, up from $13.1 million, and adjusted EBITDA increased 8% to $27.0 million.
•PLO increased 12% to $229.4 million, up $25.2 million. On a same-store basis2, PLO increased 9% due to improved operational performance and continued strong loan demand.
•Total revenues increased 19% and gross profit increased 15%, reflecting improved pawn service charge (PSC) revenue, merchandise sales and merchandise sales gross profit.
•PSC increased 17% as a result of higher average PLO and yields.
•Merchandise sales gross margin remains within our targeted range at 36%. Aged general merchandise was 1.6% of total general merchandise inventory. This is a 60 bps improvement over the second quarter.
•Net inventory increased 17%, as expected with the growth in PLO. Inventory turnover remained strong at 2.8x.
•Store expenses increased 17%, primarily due to increased labor in-line with store activity, higher store count and, to a lesser extent, expenses related to our loyalty program and rent. On a same-store basis, store expenses increased 12%. General and administrative expenses decreased 4%, primarily due to the litigation accrual charge of $2.0 million recorded in prior period partially offset by an increase in costs related to our Workday implementation.
•Cash and cash equivalents at the end of the quarter was $238.0 million, up 7% year-over-year. The increase was primarily due to cash inflows provided by operating activities and the net cash proceeds associated with the convertible debt refinancing offset by the increase in PLO and inventory, the acquisition of new stores, and strategic investments.
SEGMENT RESULTS
U.S. Pawn
•PLO ended the quarter at $178.9 million, up 12% or 9% on a same store basis.
•Total revenue was up 16% and gross profit increased 12%, reflecting increased PSC and higher merchandise sales.
•PSC increased 16% as a result of higher average PLO.
•Merchandise sales gross margin decreased to 39% from 41%, within our target range. Aged general merchandise was 1.0% of total general merchandise inventory. This is a 40 bps improvement over the second quarter.
•Net inventory increased 13%, as expected with the growth in PLO. Inventory turnover increased to 2.6x from 2.5x.
•Store expenses increased 14%, primarily due to increased labor in-line with store activity, higher store count and, to a lesser extent, expenses related to our loyalty program.
•Segment contribution increased 9% to $32.3 million.
•Segment store count increased by 1 de novo store during the quarter.

Latin America Pawn
•PLO improved to $50.5 million, up 14% (1% on constant currency basis). On a same store basis, PLO increased 11% (decreased 2% on a constant currency basis). PLO balance was lower than expected with a greater pay down during the quarter driven by a change in Mexican law, which significantly increased profit share required to be paid by companies to employees by May 30.
•Total revenue was up 26% (15% on constant currency basis) and gross profit increased 24% (14% on a constant currency basis), reflecting increased PSC, higher merchandise sales and improved merchandise sales gross profit.
•PSC increased 19% (10% on a constant currency basis) as a result of higher average PLO and yield.
•Merchandise sales gross margin increased from 29% to 30%. Aged general merchandise increased to 2.4% from 1.3% of total merchandise inventory. This is a 80 bps improvement over the second quarter.
•Net inventory increased 30% (13% on a constant currency basis), as expected with the growth in PLO. Inventory turnover remained strong at 3.4x, down from 3.7x.
•Store expenses increased 26% (14% on a constant currency basis), primarily due to rent linked to inflation, higher store count and, to a lesser extent, expenses related to our loyalty program. Same-store expenses increased 21% (9% on a constant currency basis).
•Segment contribution increased 59% (48% on a constant currency basis) to $9.7 million. On an adjusted basis, segment contribution was up 12% to $6.7 million, with the primary adjustment being the reversal of contingent consideration liability in connection with a previously completed acquisition.
•Segment store count increased by 12 de novo stores during the quarter.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, August 3, 2023, at 8:00 am Central Time to discuss Third Quarter Fiscal 2023 results. Analysts and institutional investors may participate on the conference call by dialing (833) 470-1428, Conference ID: 870985, or internationally by dialing (404) 975-4839. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn lending operations and pre-owned and recycled merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the S&P 1000 Index and Nasdaq Composite Index.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. “Free cash flow”, which is a non-GAAP measure, includes certain adjustments to cash flow from operating activities. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
Revenues:
Merchandise sales	$147,980	$128,334	$464,274	$399,610
Jewelry scrapping sales	13,931	7,168	34,640	19,802
Pawn service charges	93,819	80,291	279,442	232,999
Other revenues, net	82	49	206	407
Total revenues	255,812	215,842	778,562	652,818
Merchandise cost of goods sold	95,069	80,167	297,285	245,524
Jewelry scrapping cost of goods sold	11,958	6,167	30,813	16,747
Gross profit	148,785	129,508	450,464	390,547
Operating expenses:
Store expenses	104,932	89,430	307,004	261,944
General and administrative	17,876	18,715	48,961	46,487
Depreciation and amortization	8,026	7,746	23,977	22,770
(Gain) loss on sale or disposal of assets	(29)	—	28	(692)
Other	(2,632)	—	(5,097)	—
Total operating expenses	128,173	115,891	374,873	330,509
Operating income	20,612	13,617	75,591	60,038
Interest expense	3,414	2,693	12,994	7,651
Interest income	(2,584)	(190)	(5,146)	(749)
Equity in net (income) loss of unconsolidated affiliates	(1,523)	(1,758)	29,394	(1,457)
Other (income) expense	(5)	(210)	(159)	41
Income before income taxes	21,310	13,082	38,508	54,552
Income tax expense	3,088	867	10,298	11,729
Net income	$18,222	$12,215	$28,210	$42,823

Basic earnings per share	$0.33	$0.22	$0.51	$0.76
Diluted earnings per share	$0.24	$0.17	$0.38	$0.59

Weighted-average basic shares outstanding	55,367	56,656	55,776	56,465
Weighted-average diluted shares outstanding	86,825	82,504	79,559	82,349

EZCORP, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share amounts)	June 30, 2023	June 30, 2022	September 30, 2022

Assets:
Current assets:
Cash and cash equivalents	$237,974	$222,342	$206,028
Restricted cash	8,549	8,614	8,341
Pawn loans	229,379	204,155	210,009
Pawn service charges receivable, net	34,959	32,000	33,476
Inventory, net	154,944	132,713	151,615
Prepaid expenses and other current assets	44,925	29,822	34,694
Total current assets	710,730	629,646	644,163
Investments in unconsolidated affiliates	10,247	43,384	37,733
Other investments	39,220	18,000	24,220
Property and equipment, net	61,849	51,505	56,725
Right-of-use asset, net	243,100	217,506	221,405
Goodwill	302,120	286,798	286,828
Intangible assets, net	60,009	61,017	56,819
Notes receivable, net	—	1,207	1,215
Deferred tax asset, net	19,610	15,773	12,145
Other assets	10,793	5,991	6,625
Total assets	$1,457,678	$1,330,827	$1,347,878

Liabilities and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$74,458	$76,566	$84,509
Customer layaway deposits	18,595	14,927	16,023
Operating lease liabilities, current	56,919	53,358	52,334
Total current liabilities	149,972	144,851	152,866
Long-term debt, net	359,686	312,521	312,903
Deferred tax liability, net	349	307	373
Operating lease liabilities	197,499	175,489	180,756
Other long-term liabilities	11,130	11,905	8,749
Total liabilities	718,636	645,073	655,647
Commitments and Contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01per share; shares authorized: 100 million; issued and outstanding: 52,214,761 as of June 30, 2023; 53,685,333 as of June 30, 2022; and 53,454,885 as of September 30, 2022	522	537	534
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	344,857	343,763	345,330
Retained earnings	422,549	396,461	402,006
Accumulated other comprehensive loss	(28,916)	(55,037)	(55,669)
Total equity	739,042	685,754	692,231
Total liabilities and equity	$1,457,678	$1,330,827	$1,347,878

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended June 30,
(in thousands)	2023	2022

Operating activities:
Net income	$28,210	$42,823
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	23,977	22,770
Amortization of debt discount and deferred financing costs	1,135	1,051
Non-cash lease expense	41,752	39,061
Deferred income taxes	(7,489)	475
Other adjustments	(4,894)	(734)
Provision for inventory reserve	(160)	(2,096)
Stock compensation expense	6,876	4,008
Equity in net loss of unconsolidated affiliates	29,394	(1,457)
Net loss on extinguishment of debt	3,545	—
Changes in operating assets and liabilities, net of acquisitions:
Service charges and fees receivable	(316)	(2,949)
Inventory	(5,501)	(7,837)
Prepaid expenses, other current assets and other assets	(2,750)	2,025
Accounts payable, accrued expenses and other liabilities	(53,018)	(53,209)
Customer layaway deposits	1,036	2,265
Income taxes	8,923	(1,068)
Dividends from unconsolidated affiliates	3,589	3,366
Net cash provided by operating activities	74,309	48,494
Investing activities:
Loans made	(592,689)	(524,965)
Loans repaid	343,886	295,823
Recovery of pawn loan principal through sale of forfeited collateral	251,608	191,082
Capital expenditures, net	(27,751)	(18,100)
Acquisitions, net of cash acquired	(12,968)	(1,850)
Issuance of notes receivable	(15,500)	(1,000)
Investment in unconsolidated affiliates	(2,133)	(6,079)
Investment in other investments	(15,000)	(16,500)
Net cash used in investing activities	(70,547)	(81,589)
Financing activities:
Taxes paid related to net share settlement of equity awards	(1,149)	(792)
Proceeds from issuance of debt	230,000	—
Debt issuance cost	(7,458)	—
Cash paid on extinguishment of debt	(1,951)	—
Payments on debt	(178,488)	—
Repurchase of common stock	(13,982)	—
Net cash provided by (used in) financing activities	26,972	(792)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,420	1,219
Net increase (decrease) in cash, cash equivalents and restricted cash	32,154	(32,668)
Cash, cash equivalents and restricted cash at beginning of period	214,369	263,624
Cash, cash equivalents and restricted cash at end of period	$246,523	$230,956

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Three Months Ended June 30, 2023 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$102,177	$45,803	$—	$147,980	$—	$147,980
Jewelry scrapping sales	13,098	833	—	13,931	—	13,931
Pawn service charges	68,790	25,029	—	93,819	—	93,819
Other revenues	27	40	15	82	—	82
Total revenues	184,092	71,705	15	255,812	—	255,812
Merchandise cost of goods sold	62,799	32,270	—	95,069	—	95,069
Jewelry scrapping cost of goods sold	11,101	857	—	11,958	—	11,958
Gross profit	110,192	38,578	15	148,785	—	148,785
Segment and corporate expenses (income):
Store expenses	75,389	29,543	—	104,932	—	104,932
General and administrative	—	—	—	—	17,876	17,876
Depreciation and amortization	2,505	2,303	—	4,808	3,218	8,026
Gain on sale or disposal of assets	—	(29)	—	(29)	—	(29)
Other	—	(2,632)	—	(2,632)	—	(2,632)
Interest expense	—	—	—	—	3,414	3,414
Interest income	(1)	(256)	—	(257)	(2,327)	(2,584)
Equity in net income of unconsolidated affiliates	—	—	(1,523)	(1,523)	—	(1,523)
Other (income) expense	—	(65)	10	(55)	50	(5)
Segment contribution	$32,299	$9,714	$1,528	$43,541
Income (loss) before income taxes				$43,541	$(22,231)	$21,310

	Three Months Ended June 30, 2022 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$94,005	$34,329	$—	$128,334	$—	$128,334
Jewelry scrapping sales	5,404	1,764	—	7,168	—	7,168
Pawn service charges	59,322	20,969	—	80,291	—	80,291
Other revenues	21	7	21	49	—	49
Total revenues	158,752	57,069	21	215,842	—	215,842
Merchandise cost of goods sold	55,885	24,282	—	80,167	—	80,167
Jewelry scrapping cost of goods sold	4,506	1,661	—	6,167	—	6,167
Gross profit	98,361	31,126	21	129,508	—	129,508
Segment and corporate expenses (income):
Store expenses	66,036	23,394	—	89,430	—	89,430
General and administrative	—	—	—	—	18,715	18,715
Depreciation and amortization	2,572	1,987	—	4,559	3,187	7,746
Interest expense	—	—	—	—	2,693	2,693
Interest income	(1)	(189)	—	(190)	—	(190)
Equity in net income of unconsolidated affiliates	—	—	(1,758)	(1,758)	—	(1,758)
Other (income) expense	—	(163)	19	(144)	(66)	(210)
Segment contribution	$29,754	$6,097	$1,760	$37,611
Income (loss) before income taxes				$37,611	$(24,529)	$13,082

	Nine Months Ended June 30, 2023 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$329,231	$135,043	$—	$464,274	$—	$464,274
Jewelry scrapping sales	30,088	4,552	—	34,640	—	34,640
Pawn service charges	208,045	71,397	—	279,442	—	279,442
Other revenues	84	75	47	206	—	206
Total revenues	567,448	211,067	47	778,562	—	778,562
Merchandise cost of goods sold	203,698	93,587	—	297,285	—	297,285
Jewelry scrapping cost of goods sold	25,867	4,946	—	30,813	—	30,813
Gross profit	337,883	112,534	47	450,464	—	450,464
Segment and corporate expenses (income):
Store expenses	220,639	86,365	—	307,004	—	307,004
General and administrative	—	(3)	—	(3)	48,964	48,961
Depreciation and amortization	7,820	6,850	—	14,670	9,307	23,977
Loss (gain) on sale or disposal of assets	84	(56)	—	28	—	28
Other charges	—	(5,097)	—	(5,097)	—	(5,097)
Interest expense	—	—	—	—	12,994	12,994
Interest income	(2)	(723)	—	(725)	(4,421)	(5,146)
Equity in net loss of unconsolidated affiliates	—	—	29,394	29,394	—	29,394
Other (income) expense	—	(41)	20	(21)	(138)	(159)
Segment contribution (loss)	$109,342	$25,239	$(29,367)	$105,214
Income (loss) before income taxes				$105,214	$(66,706)	$38,508

	Nine Months Ended June 30, 2022 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$296,147	$103,463	$—	$399,610	$—	$399,610
Jewelry scrapping sales	13,864	5,938	—	19,802	—	19,802
Pawn service charges	174,651	58,348	—	232,999	—	232,999
Other revenues	67	247	93	407	—	407
Total revenues	484,729	167,996	93	652,818	—	652,818
Merchandise cost of goods sold	172,330	73,194	—	245,524	—	245,524
Jewelry scrapping cost of goods sold	11,279	5,468	—	16,747	—	16,747
Gross profit	301,120	89,334	93	390,547	—	390,547
Segment and corporate expenses (income):
Store expenses	195,217	66,727	—	261,944	—	261,944
General and administrative	—	—	—	—	46,487	46,487
Depreciation and amortization	7,867	5,858	—	13,725	9,045	22,770
Gain on sale or disposal of assets and other	—	(4)	—	(4)	(688)	(692)
Interest expense	—	—	—	—	7,651	7,651
Interest income	(1)	(626)	—	(627)	(122)	(749)
Equity in net income of unconsolidated affiliates	—	—	(1,457)	(1,457)	—	(1,457)
Other expense (income)	—	37	15	52	(11)	41
Segment contribution	$98,037	$17,342	$1,535	$116,914
Income (loss) before income taxes				$116,914	$(62,362)	$54,552

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended June 30, 2023
	U.S. Pawn	Latin America Pawn	Consolidated

As of March 31, 2023	527	672	1,199
New locations opened	1	12	13
As of June 30, 2023	528	684	1,212

	Three Months Ended June 30, 2022
	U.S. Pawn	Latin America Pawn	Consolidated

As of March 31, 2022	516	636	1,152
New locations opened	—	8	8
Locations acquired	3	—	3
As of June 30, 2022	519	644	1,163

	Nine Months Ended June 30, 2023
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2022	515	660	1,175
New locations opened	3	25	28
Locations acquired	10	—	10
Locations sold, combined or closed	—	(1)	(1)
As of June 30, 2023	528	684	1,212

	Nine Months Ended June 30, 2022
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2021	516	632	1,148
New locations opened	—	12	12
Locations acquired	3	—	3
As of June 30, 2022	519	644	1,163

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and nine months ended June 30, 2023 and 2022 were as follows:

	June 30,		Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022	2023	2022

Mexican peso	17.1	20.2	17.7	20.0	18.7	20.4
Guatemalan quetzal	7.7	7.6	7.6	7.5	7.6	7.5
Honduran lempira	24.4	24.2	24.3	24.2	24.3	24.1
Australian dollar	1.5	1.5	1.5	1.4	1.5	1.4
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended June 30,
(in millions)	2023	2022

Net income	$18.2	$12.2
Interest expense	3.4	2.7
Interest income	(2.6)	(0.2)
Income tax expense	3.1	0.9
Depreciation and amortization	8.0	7.7
EBITDA	$30.2	$23.3

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2023 Q3 Reported	$255.8	$148.8	$21.3	$3.1	$18.2	$0.24	$30.2
Contingent consideration liability	—	—	(2.6)	(0.5)	(2.1)	(0.02)	(2.6)
Tax Impact	—	—	—	1.0	(1.0)	(0.01)	—
Constant currency impact	(6.3)	(3.3)	(0.4)	0.1	(0.5)	(0.01)	(0.6)
2023 Q3 Adjusted	$249.5	$145.5	$18.3	$3.7	$14.6	$0.20	$27.0

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2022 Q3 Reported	$215.8	$129.5	$13.1	$0.9	$12.2	$0.17	$23.3
Litigation accrual	—	—	2.0	0.1	1.9	0.02	2.0
Release of FIN 48 reserves	—	—	—	2.8	(2.8)	(0.03)	—
FX impact	—	—	(0.3)	—	(0.3)	—	(0.2)
2022 Q3 Adjusted	$215.8	$129.5	$14.8	$3.8	$11.0	$0.16	$25.1

	Three Months Ended June 30, 2023		Nine Months Ended June 30, 2023
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenue	$255.8	19%	$778.6	19%
Currency exchange rate fluctuations	(6.3)		(13.7)
Constant currency consolidated revenue	$249.5	16%	$764.9	17%

Consolidated gross profit	$148.8	15%	$450.5	15%
Currency exchange rate fluctuations	(3.3)		(7.0)
Constant currency consolidated gross profit	$145.5	12%	$443.5	14%

Consolidated net inventory	$154.9	17%	$154.9	17%
Currency exchange rate fluctuations	(5.0)		(5.0)
Constant currency consolidated net inventory	$149.9	13%	$149.9	13%

Latin America Pawn gross profit	$38.6	24%	$112.5	26%
Currency exchange rate fluctuations	(3.2)		(7.0)
Constant currency Latin America Pawn gross profit	$35.4	14%	$105.5	18%

Latin America Pawn PLO	$50.5	13%	$50.5	13%
Currency exchange rate fluctuations	(5.5)		(5.5)
Constant currency Latin America Pawn PLO	$45.0	1%	$45.0	1%

Latin America Pawn PSC revenues	$25.0	19%	$71.4	22%
Currency exchange rate fluctuations	(2.0)		(4.3)
Constant currency Latin America Pawn PSC revenues	$23.0	10%	$67.1	15%

Latin America Pawn merchandise sales	$45.8	33%	$135.0	31%
Currency exchange rate fluctuations	(4.2)		(9.1)
Constant currency Latin America Pawn merchandise sales	$41.6	21%	$125.9	22%

Latin America Pawn segment profit before tax	$9.7	59%	$25.2	46%
Currency exchange rate fluctuations	(0.4)		(0.9)
Constant currency Latin America Pawn segment profit before tax	$9.3	53%	$24.4	39%